                                                                     Exhibit 4.3

                     INTERNATIONAL LEASE FINANCE CORPORATION
                           MEDIUM-TERM NOTE, SERIES O
                                  (FIXED RATE)

REGISTERED                                                            REGISTERED

NO. FXR-
CUSIP-

If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

                                                                       Original
Stated                     Interest                  Issue             Principal
Maturity:                  Rate:                     Date:             Amount:
----------                 -----------%              ----------        ----------
Issue Price:

Repurchase Price                                     Overdue
(for Discount                                        Rate (if any):
Securities):

Redeemable On Or After:

Optional Repayment Date:

Optional Reset Dates:

Extension Periods:

Final Maturity:

Other Provisions:

                  INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (herein called the "Company", which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above at Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at a fixed rate per annum semi-annually in arrears on April 15 and October 15 in each year, unless otherwise set forth above ("Interest Payment Dates"), until the principal hereof is paid or made available for payment, and on Stated Maturity. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or optional repayment. Interest will be payable to the Holder at the close of business on the Regular Record Date which shall be April 1 and October 1 of each year, unless otherwise set forth above, next preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon redemption or optional repayment will be payable to the person to whom principal is payable and (to the extent that the payment of such interest shall be legally enforceable) at the Overdue Rate, if any, per annum set forth above on any overdue principal and premium and on any overdue installment of interest. If the Original Issue Date is between a Regular Record Date and the next succeeding Interest Payment Date, the first payment of interest hereon will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next Regular Record Date.

                  Payment of the principal, and premium, if any, and interest payable at Stated Maturity or upon redemption or optional repayment on this Security will be made in immediately available funds at the corporate trust office or agency of the Trustee in New York, New York, provided that this Security is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Interest (other than interest payable at Stated Maturity or upon redemption or optional repayment) will be paid by check mailed to the address of the person entitled thereto as it appears in the Security Register on the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, (1) the Depositary or its nominee, if it is the registered Holder of this Security, will be entitled to receive payments of interest (other than at Stated Maturity or upon redemption or optional repayment) by wire transfer to an account maintained by such Holder with a bank located in the United States, and
(2) a Holder of $10,000,000 or more in aggregate principal amount of Securities having the same Interest Payment Date will, upon receipt on or prior to the Regular Record Date preceding an applicable Interest Payment Date by the Trustee of written instructions from such Holder, be entitled to receive payments of interest (other than at Stated Maturity or upon redemption or optional repayment) by wire transfer to an account maintained by such Holder with a bank located in the United States. Such instructions shall remain in effect with respect to payments of interest made to such Holder on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such Holder, provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date.

                  This Security is one of a duly authorized issue of Medium-Term Notes, Series O of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of November 1, 2000 (herein called the "Indenture") between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as amended, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued from time to time at varying maturities, interest rates and other terms as may be designated with respect to a Security.

                  After the completion of the issuance for which this Security is a part, the Company may, from time to time, reopen such issuance and issue additional Securities with the same terms (including maturity and interest payment terms) as this Security. After such additional Securities are issued, they will be fungible with this Security.

                  Interest payments for this Security will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day. "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated to close.

                  On each Optional Reset Date, if any, specified on the face hereof, the Company has the option to reset the interest rate hereon. If no date or dates for such reset are set forth on the face hereof, this Security will not be subject to such reset. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the "Reset Notice"), first class, postage prepaid. The Reset Notice will indicate whether the Company has elected to reset the interest rate hereon and if so, (1) such new interest rate; and (2) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to Stated Maturity (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

                  Notwithstanding the foregoing, the Company may, at its option, revoke the interest rate as provided for in the Reset Notice, and establish an interest rate that is higher than the interest rate provided for in the relevant Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date, by causing the Trustee to mail, not later than 20 days prior to an Optional Reset Date (or, if the day is not a Business Day, on the immediately succeeding Business Day), a notice of such higher interest rate to the Holder hereof. Such notice will be irrevocable. The Company must notify the Trustee of its intentions to revoke such Reset Notice at least 25 days prior to such Optional Reset Date. If the interest rate hereof is reset on an Optional Reset Date and the Holder hereof has not tendered this Security for repayment (or has validly revoked any such tender) pursuant to the next succeeding paragraph, such Holder will bear such higher interest rate for the Subsequent Interest Period.

                  If the Company elects to reset the interest rate hereon as described above, the Holder hereof will have the option to elect repayment hereof by the Company on any Optional Reset Date at a price equal to the aggregate principal amount hereof outstanding on, plus any interest accrued to, such Optional Reset Date. In order to exercise such option, the Holder hereof must follow the procedures set forth below for optional repayment, except that
(1) the period for delivery of this Security or notification to the Trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date and
(2) a Holder who has tendered for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender until the close of business on the tenth day prior to such Optional Reset Date.

                  The Company may extend the Stated Maturity of this Security for the number of periods of whole years from one to five, if any, specified on the face hereof under Extension Periods up to but not beyond the Final Maturity Date specified on the face hereof. If no period or periods for such extension are set forth on the face hereof, this Security will not be subject to such extension. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the old Stated Maturity. Not later than 40 days prior to the old Stated Maturity, the Trustee will mail to the Holder hereof a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth (1) the election of the Company to extend the Stated Maturity; (2) the new Stated Maturity; (3) the interest rate applicable to the Extension Period; and (4) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the Holder hereof, the Stated Maturity shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the mailing of such Extension Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period, by causing the Trustee to mail notice of such higher interest rate, as the case may be, first class, postage prepaid, to the Holder hereof. Such notice will be irrevocable. In such case, this Security will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

                  If the Company extends Stated Maturity, the Holder hereof will have the option to elect repayment hereof by the Company on the old Stated Maturity at a price equal to the principal amount hereof, plus any interest accrued and unpaid to such date. In order to exercise such option, the Holder hereof must follow the procedures set forth for optional repayment, except that
(1) the period for delivery of this Security or notification to the Trustee will be at least 25 but not more than 35 days prior to the old Stated Maturity and
(2) a Holder who has tendered for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

                  Unless otherwise indicated on the face of this Security, this Security may not be redeemed prior to Stated Maturity. If so indicated on the face of this Security, this Security may be redeemed, at the option of the Company, on any date on or after the date set forth on the face hereof, either in whole or from time to time in part at a redemption price equal to 100% of the principal amount redeemed, together with interest accrued and unpaid thereon to the date of redemption. Notice of redemption shall be mailed to the Holders of the Securities designated for redemption at their addresses as the same shall appear in the Security Register not less than 30 and not more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of any redemption, the Company will not be required to
(1) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (2) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Only a new Security or Securities for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If so provided on the face of this Security, the Security will be subject to repayment at the option of the Holder on the date or dates so indicated on the face hereof. If no date or dates for such repayment are set forth on the face hereof, this Security will not be repayable at the option of the Holder prior to Stated Maturity. On an optional repayment date, if any, this Security will be repayable in whole or in part in increments of $1,000 at the option of the Holder at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment, if not more than 60 nor less than 30 days prior to the date or dates of repayment set forth on the face hereof, the Company receives either (a) the Security with the form entitled "Option to Elect Repayment" on the reverse of the Security duly completed or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America stating the name of the Holder of the Security, the principal amount of the Security, the amount of the Security to be repaid, a statement that the option to elect repayment is being exercised, and a guarantee that the Security to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Security duly completed will be received by the Company within five Business Days after the date of the telegram, telex, facsimile transmission or letter, and the security and form duly completed are so received by the Company. Any notice of this effect received by the Company will be irrevocable. The final and binding determination of all questions as to the validity, eligibility (including time of receipt) and acceptance of this Security for repayment will be made by the Company. In the event of repayment of this Security in part only, a new Security for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  Unless otherwise specified on the face hereof, if (1) this Security is issued with original issue discount (as defined in the Internal Revenue Code of 1986, as amended)( the "Code"), and (2) the principal hereof is declared to be due and payable immediately, the amount of principal due and payable with respect hereto shall be limited to the Principal Amount hereof multiplied by the sum of the Issue Price hereof (expressed as a percentage of the Principal Amount hereof); plus the aggregate portions of the original issue discount (consisting of the excess of the amounts considered as part of the "stated redemption price at maturity" of the Security within the meaning of
Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price), which have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issuance of the Security to the date of determination; and minus any amount paid from the date of issuance up to the date of determination which is considered part of the "stated redemption price at maturity" of the Security.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of any such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits Holder's rights to enforce the Indenture and this Security.

                  This Security is exchangeable only if (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed within the time specified in the Indenture, or (2) the Company in its sole discretion determines that all Global Securities of the same series as this Security shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof, bearing interest at the same rate, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms.

                  The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Security unless such beneficial interest is in an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. The Depositary, by accepting this Security, agrees to be bound by such provision.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

                  THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTITUTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.

                                        INTERNATIONAL LEASE FINANCE CORPORATION

[Seal]

                                        By:
                                            ----------------------------------
                                            Chairman of the Board

                                            ----------------------------------
                                            President

Attest:


----------------------------------
         Secretary

                  Unless the certificate of authentication hereon has been executed by The Bank of New York, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date of Registration:

                                        THE BANK OF NEW YORK,
                                        as Trustee

                                        By
                                            ----------------------------------
                                                    Authorized Signatory

[FORM OF ASSIGNMENT]

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM --        as tenants in common
         TEN ENT --        as tenants by the entireties
         JT TEN  --        as joint tenants with right of survivorship and not
                           as tenants in common

UNIF GIFT MIN ACT --                    Custodian
                     -------------------          -------------------
                                    (Cust)                    (Minor)

under Uniform Gifts to Minors Act
                                  -----------------------------
                                                     (State)



                   Additional abbreviations may also be used
                         though not in the above list.

                         ------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee
                                            ----------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

------------------------------------------------------

------------------------------------------------------


the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                       Attorney to transfer said Note on the books of
           ---------------------
the Company, with full power of substitution in the premises.

Dated:
       --------------------------------


                                        ----------------------------------------

                                        ----------------------------------------
                                        Notice: The signature to this assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned.

                  The undersigned acknowledges that for the within Security to be repaid, the Company must receive at the offices or agencies of the Trustee in The City of New York, during the period specified in this Security (1) the Security with this "Option to Elect Repayment" form duly completed, or (2) a telegram, telex, facsimile or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Security, the principal amount of the Security, the amount of the Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid with the "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Security and form duly completed are received by the Company by such fifth Business Day. Any such notice received by the Company during the period specified in this Security shall be irrevocable.

                  If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which the Holder elects to have repaid:
$______________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid): $______________.

Dated:

                                        __________________________________
                                        Note: The signature to this
                                        Option to Elect Repayment
                                        must correspond with the
                                        name as it appears upon the
                                        face of the within Security
                                        in every particular without
                                        alteration or enlargement
                                        or any change whatever.